UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2019

POWER REIT

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-36312

(Commission File Number)

45-3116572

(IRS Employer Identification No.)

301 Winding Road

Old Bethpage, NY 11804

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On December 31, 2019, Power REIT (the “Trust”) announced it had entered into an agreement with JAB Industries Ltd. (“Tenant”) to expand a property owned through a wholly owned subsidiary of Power REIT (“PropCo”) and leased to Tenant pursuant to a lease (the “Lease”). The property being expanded is located in Southern Colorado and is approximately 5.2 acres and currently has approximately 5,616 rentable square feet of greenhouse and other related space that is being used for cultivation and processing of cannabis. The Lease requires the Tenant to maintain a medical cannabis license and operate in accordance with all Colorado and state and local regulations with respect to its operations. The Lease prohibits the retail sale of the Tenant’s cannabis and cannabis-infused products from the Properties.

The expansion consists of approximately 10,800 square feet of additional greenhouse space that will be used for the cultivation of cannabis. The Tenant is responsible for implementing the expansion and PropCo will fund the cost of such expansion up to a total of $899,582 with any additional amounts funded by Tenant.

As part of the agreement, PropCo and Tenant have amended the Lease to increase the rent whereby after a six-month period, the additional rental payments provide PropCo with a full return of its invested capital related to the expansion over the next three years in equal monthly payments. Thereafter, rent is structured to provide a 12.5% return on the original invested capital amount which will increase at a 3% rate per annum. At any time after year six of the Lease, if cannabis is legalized at the federal level, the rent will be readjusted down to an amount equal to a 9% return on the original invested capital amount and will increase at a 3% rate per annum based on a starting date of the start of year seven.

The Lease provides that Tenant is responsible for paying all expenses related to the Properties, including maintenance expenses, insurance and taxes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER REIT

Date: December 31, 2019	By	/s/ David H. Lesser
David H. Lesser
Chairman of the Board and Chief Executive Officer